UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Act of 1934

Date of Report: October 1, 2004

Date of Earliest Event Reported: September 30, 2004

Commission file number 1-6450

GREAT LAKES CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	95-1765035
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

9025 NORTH RIVER ROAD, SUITE 400

INDIANAPOLIS, INDIANA  46240

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code 317-715-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On September 30, 2004, Great Lakes Chemical Corporation entered into an agreement to sell the Company’s toxicological services business, WIL Research Laboratories, to Behrman Capital, a private equity investment firm, for $105 million in proceeds.  Estimated after-tax proceeds, which include the benefits of income tax loss and other credit carryforwards, will approximate $100 million.

WIL Research Laboratories has previously been reported in Great Lakes’ Performance Chemicals segment.

A copy of the press release announcing the sales agreement has been included as Exhibit 99(i) under Item 9.01.

Item 9.01                                             Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
99(i)	Press release dated September 30, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	October 1, 2004	By:	/s/	William L. Sherwood
William L. Sherwood
Vice President and
Corporate Controller